UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 27, 2005




                            MUELLER INDUSTRIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         1-6770                      25-0790410
--------------                  ----------------             -----------------
(State or other                 (Commission File              (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


           8285 Tournament Drive Suite 150
                     Memphis, Tennessee                          38125
              ----------------------------                     -----------
         (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (901) 753-3200
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the approprate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencment communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencment communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

     1. 2006 Bonus Targets

     On December 27, 2005, the Compensation and Stock Option Plan Committees (collectively, the "Committees") of the Board of Directors of Mueller Industries, Inc. (the "Company") established performance goals for the 2006 fiscal year under the Company's Annual Bonus Plan (the "Plan") for Messrs. Harvey L. Karp and William D. O'Hagan, the Company's Chairman of the Board and Chief Executive Officer, respectively. Under the Plan for the 2006 fiscal year, Messrs. Karp and O'Hagan may earn bonus compensation of between 0% and 200% of their respective base salaries based upon the Company's achievement of certain specified earnings objectives.

     In addition, on December 27, 2005, the Committees also set target bonuses for the 2006 fiscal year under the Company's bonus program for the other executive officers of the Company (the "Program"). Under the Program for the 2006 fiscal year, the executive officers of the Company may earn a target bonus of between 60% and 125% of base salary, depending upon grade level, based upon the Company's achievement of a target earnings objective. For every 1% overachievement of the Company's earnings target, potential bonuses for the executive officers will increase by 2% and for every 1% shortfall potential bonuses will decrease by 3%. Potential 2006 bonuses for most of the Company's executive officers are capped at 150% of base salary. However, potential bonuses for the top grade level, which includes Mr. Kent A. McKee, the Company's Chief Financial Officer, will not be capped.

     2. Option Grants

     On December 27, 2005, the Committees approved grants of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to certain executive officers of the Company, pursuant to the terms of the Company's 1998 Stock Option Plan (the "1998 Plan") and the Company's 2002 Stock Option Plan (the "2002 Plan"). The form of the Incentive Stock Option Agreement under the 1998 Plan is attached hereto as Exhibit 10.1, the form of the Incentive Stock Option Agreement under the 2002 Plan is attached hereto as
Exhibit 10.2, and a copy of the 2002 Plan is attached hereto as Exhibit 10.3, all of which are incorporated by reference into this Item 1.01. The following description of the terms of the incentive stock options granted under the 1998 Plan and the 2002 Plan, respectively, is qualified in its entirety by reference to the forms of Incentive Stock Option Agreements, attached as Exhibits hereto.

     The Company awarded a total of 29,203 incentive stock options to executive officers of the Company under the 1998 Plan, and a total of 105,797 incentive stock options to executive officers of the Company under the 2002 Plan. Of the options granted, 29,203 were granted to Mr. Kent A. McKee, the Company's Chief Financial Officer, under the 1998 Plan, and 15,797 options were granted to Mr. McKee under the 2002 Plan. All of the incentive stock options vest as to 20% of the shares underlying the options on each of the first five anniversaries of the date of grant, subject to accelerated vesting upon a change of control. In addition, the options have an exercise price equal to the fair market value of the Company's common stock on the date of grant. The options will expire ten years from the date of grant, subject to earlier expiration upon termination of employment in certain instances.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.   Description
-----------   -----------

10.1 Form of Incentive Stock Option Agreement under the Mueller Industries, Inc. 1998 Stock Option Plan.

10.2 Form of Incentive Stock Option Agreement under the Mueller Industries, Inc. 2002 Stock Option Plan.

10.3          Mueller Industries, Inc. 2002 Stock Option Plan.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       MUELLER INDUSTRIES, INC., Registrant


                                       By:  /s/ Gary C. Wilkerson
                                           -------------------------------------
                                       Name:   Gary C. Wilkerson
                                       Title:  Vice President, General Counsel
                                               and Secretary

                                  EXHIBIT INDEX


Exhibit No.   Description

10.1 Form of Incentive Stock Option Agreement under the Mueller Industries, Inc. 1998 Stock Option Plan.

10.2 Form of Incentive Stock Option Agreement under the Mueller Industries, Inc. 2002 Stock Option Plan.

10.3          Mueller Industries, Inc. 2002 Stock Option Plan.